June 7, 2012
Endologix, Inc.
11 Studebaker
Irvine, California 92618

Re:	Purchase of 3,105,000 shares of Common Stock of Endologix, Inc. by Piper Jaffray & Co. pursuant to that certain Purchase Agreement dated May 30, 2012.

Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Endologix, Inc., a Delaware corporation (the “Company”), of an aggregate of 3,105,000 shares of the Company’s common stock, of which 2,700,000 are “Firm Shares” and an additional 405,000 are “Option Shares” pursuant to the exercise by Piper Jaffray & Co. (the “Underwriter”) of its over-allotment option (the Firm Shares and the Option Shares being collectively referred to as the “Shares”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (Registration Statement No. 333-181762), the prospectus dated May 30, 2012 contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). We understand that all of the Shares are to be offered and sold by the Company as described in the Registration Statement and the Prospectus.

Reference is hereby made to our legal opinion dated May 30, 2012, which was included as Exhibit 5.1 to the Registration Statement. We are rendering this supplemental legal opinion in connection with the offering of the Shares pursuant to the Registration Statement and the Prospectus.

In connection with the preparation of this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the issuer free writing prospectus filed pursuant to Rule 433 of the Act on May 30, 2012, the Purchase Agreement dated as of May 30, 2012 by and between the Company and the Underwriter (the “Purchase Agreement”). In addition, we have examined and relied upon such other documents and considered such question of law as we have deemed necessary or appropriate. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.

Based upon the foregoing, it is our opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal law of the United States.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement, and to the use of our name under the caption “Experts” in the Registration Statement and the Prospectus and any amendments or supplements thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth